                                                FILED PURSUANT TO RULE 424(b)(3)
                                                      REGISTRATION NO. 333-31342
PROSPECTUS SUPPLEMENT NO. 15 DATED OCTOBER 2, 2000
TO PROSPECTUS DATED APRIL 6, 2000, AS SUPPLEMENTED
ON APRIL 17, 2000, APRIL 25, 2000, MAY 8, 2000,
MAY 22, 2000, MAY 30, 2000, JUNE 9, 2000,
JUNE 21, 2000, JULY 5, 2000, JULY 19, 2000,
JULY 27, 2000, AUGUST 16, 2000, AUGUST 24, 2000,
SEPTEMBER 1, 2000 AND SEPTEMBER 18, 2000

                      [I2 LOGO]            i2 TECHNOLOGIES, INC.

    $350,000,000 5 1/4% Convertible Subordinated Notes due December 15, 2006

                                      and

     4,605,790 Shares of Common Stock Issuable upon Conversion of the Notes

     The information contained in the table appearing under the heading "Selling Securityholders" on pages 35-37 of the prospectus, as supplemented prior to the date of this prospectus supplement, with respect to the Selling Securityholder named below, is hereby deleted and restated with the following information:

                                                 PRINCIPAL
                                                  AMOUNT                       SHARES OF
                                                 OF NOTES     PERCENTAGE OF   COMMON STOCK
                                                   THAT           NOTES       THAT MAY BE
NAME OF SELLING SECURITYHOLDER                  MAY BE SOLD    OUTSTANDING      SOLD(1)
------------------------------                  -----------   -------------   ------------
Van Kampen Harbor Fund........................  $3,000,000          *           39,478

---------------

 *  Indicates less than one percent.

(1) Assumes full conversion of the notes held by each holder at the rate of
    13.1594 shares per each $1,000 in principal amount of notes.

     The information contained in the table appearing under the heading "Selling Securityholders" on pages 35-37 of the prospectus, as supplemented prior to the date of this prospectus supplement, with respect to the Selling Securityholder named below, is hereby deleted:

                                                 PRINCIPAL
                                                  AMOUNT                       SHARES OF
                                                 OF NOTES     PERCENTAGE OF   COMMON STOCK
                                                   THAT           NOTES       THAT MAY BE
NAME OF SELLING SECURITYHOLDER                  MAY BE SOLD    OUTSTANDING      SOLD(1)
------------------------------                  -----------   -------------   ------------
Van Kampen Convertible Securities Fund........  $  476,000          *            6,263